Exhibit 99.1

October 20, 2016
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2016

DALLAS - October 20, 2016 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2016.

“We are extremely pleased with our third quarter results, highlighted with continued improvement in core earnings and efficiency," said Keith Cargill, CEO. "Proactively managing credit is an ongoing focus and key to our continued success. Our ability to attract and develop great talent as well as partner with exceptional clients will drive future risk-appropriate growth in earnings and ROE and solidifies our outlook for a bright future."

•
Loans held for investment ("LHI"), excluding mortgage finance, increased 1% and total LHI decreased 1% on a linked quarter basis (increased 3% and 3% on an average basis, respectively), growing 10% and 11%, respectively, from the third quarter of 2015.

•	Mortgage finance loans decreased 6% on a linked quarter basis (increased 6% on an average basis) and increased 15% from the third quarter of 2015.

•
Demand deposits increased 10% and total deposits increased 9% on a linked quarter basis (increased 14% and 6% on an average basis, respectively), growing 34% and 20%, respectively, from the third quarter of 2015.

•	Net income increased 10% on a linked quarter basis and increased 15% from the third quarter of 2015.

•	EPS increased 12% on a linked quarter basis and increased 16% from the third quarter of 2015.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2016	Q3 2015	% Change
QUARTERLY OPERATING RESULTS
Net income	$42,725	$37,114	15%
Net income available to common stockholders	$40,287	$34,676	16%
Diluted EPS	$0.87	$0.75	16%
Diluted shares	46,510	46,471	—%
ROA	0.78%	0.79%
ROE	10.20%	9.69%

BALANCE SHEET
Loans held for sale	$648,684	$1,062	N/M
LHI, mortgage finance	4,961,159	4,312,790	15%
LHI	12,662,394	11,562,828	10%
Total LHI	17,623,553	15,875,618	11%
Total assets	22,216,388	18,665,995	19%
Demand deposits	8,789,740	6,545,273	34%
Total deposits	18,145,123	15,165,345	20%
Stockholders’ equity	1,725,782	1,590,051	9%
Tangible book value per share	$33.82	$30.98	9%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $42.7 million and net income available to common stockholders of $40.3 million for the quarter ended September 30, 2016 compared to net income of $37.1 million and net income available to common stockholders of $34.7 million for the same period in 2015. On a fully diluted basis, earnings per common share were $0.87 for the quarter ended September 30, 2016 compared to $0.75 for the same period of 2015.

Return on average common equity (“ROE”) was 10.20 percent and return on average assets (“ROA”) was 0.78 percent for the third quarter of 2016, compared to 9.65 percent and 0.77 percent, respectively, for the second quarter of 2016 and 9.69 percent and 0.79 percent, respectively, for the third quarter of 2015. The linked quarter and year-over-year increases in ROE resulted from an increase in net interest income for the third quarter of 2016, despite a higher provision for credit losses. ROA remains low as a result of the increased provision for credit losses and higher liquidity assets. Average liquidity assets for the third quarter of 2016 totaled $3.6 billion, including $3.2 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 51 basis points, compared to $2.5 billion for the third quarter of 2015, which had an average yield of 25 basis points.

Net interest income was $166.7 million for the third quarter of 2016, compared to $157.1 million for the second quarter of 2016 and $142.0 million for the third quarter of 2015. Net interest margin for the third quarter of 2016 was 3.14 percent, a 4 basis point decrease from the second quarter of 2016 and a 2 basis point increase from the third quarter of 2015. The linked quarter decrease in net interest margin is due primarily to the increase in liquidity assets as well as growth in traditional LHI and loans held for sale ("LHFS") with lower yields. The year-over-year increase in net interest margin is due primarily to growth in total LHI with higher yields.

Average LHI, excluding mortgage finance loans, for the third quarter of 2016 were $12.6 billion, an increase of $315.3 million, or 3 percent, from the second quarter of 2016 and an increase of $1.3 billion, or 11 percent, from the third quarter of 2015. Average mortgage finance loans for the third quarter of 2016 were $4.7 billion, an increase of $246.7 million, or 6 percent, from the second quarter of 2016 and an increase of $677.1 million, or 17 percent, from the third quarter of 2015. Average participations on mortgage finance loans for the third quarter of 2016 were $883.0 million, an increase of $225.6 million, or 34 percent, from the second quarter of 2016 and an increase of $490.4 million, or 125 percent, from the third quarter of 2015. Average loans held for sale generated from our Mortgage Correspondent Aggregation business increased to $430.9 million for the third quarter of 2016 from $157.9 million for the second quarter of 2016 as we continue to gain traction in that business.

Average total deposits for the third quarter of 2016 increased $980.3 million from the second quarter of 2016 and increased $2.9 billion from the third quarter of 2015. Average demand deposits for the third quarter of 2016 increased $1.1 billion, or 14 percent, to $8.8 billion from $7.8 billion from the second quarter of 2016, and increased $2.2 billion, or 34 percent, from $6.6 billion during the third quarter of 2015.

We recorded a $22.0 million provision for credit losses for the third quarter of 2016 compared to $16.0 million for the second quarter of 2016 and $13.8 million for the third quarter of 2015. The provision for the third quarter of 2016 was driven by the application of our methodology. The year-over-year increase was primarily related to a change in applied risk weights, which are based in part on historical loss experience, as well as changes in the composition of our pass-rated and classified loan portfolios, primarily related to energy loans, and growth in traditional LHI, excluding mortgage finance loans. The combined allowance for credit losses at September 30, 2016 increased to 1.51 percent of LHI excluding mortgage finance loans compared to 1.41 percent at June 30, 2016 and 1.19 percent at September 30, 2015. The year-over-year increase resulted from increases in the provision for credit losses primarily related to energy as well as continuing loan growth in 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for Texas Capital Bank’s loan portfolio.

We experienced a slight increase in non-performing assets in the third quarter of 2016 on a linked quarter basis, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 1.07 percent compared 1.04 percent for the second quarter of 2016 and 0.69 percent for the third quarter of 2015. The year-over-year increase is primarily related to energy loans, which was expected as energy prices remained low through 2015 and the first nine months of 2016. Net charge-offs for the third quarter of 2016 were $7.4 million compared to $12.0 million for the second quarter of 2016 and $2.3 million for the third quarter of 2015. The year-over-year increase in net charge-offs resulted from realizing losses for which reserves had been provided in previous quarters. For the third quarter of 2016, net charge-offs related to energy loans were $1.8 million compared to $12.1 million for the second quarter of 2016 and none for the third quarter of 2015. For the third quarter of 2016, net charge-offs were 0.17 percent of total LHI, compared to 0.29 percent for the second quarter of 2016 and 0.06 percent for the same period in 2015. At September 30, 2016, total OREO was $19.0 million compared to $18.7 million at June 30, 2016 and $187,000 at September 30, 2015. The year-over-year increase was due primarily to the foreclosure of a commercial property during the first quarter of 2016.

Non-interest income increased $5.3 million, or 47 percent, during the third quarter of 2016 compared to the same period of 2015, and increased $2.8 million, or 20 percent, compared to the second quarter of 2016. The year-over-year increase primarily related to an increase in brokered loan fees, service charges and swap fees. Brokered loan fees increased $2.7 million during the third quarter of 2016 compared to the same period of 2015 as a result of an increase in mortgage finance and LHFS volumes. Service charges increased $784,000 during the third quarter of 2016 compared to the same period of 2015 as a result of the increase in deposit balances and improved pricing. Swap fees increased $664,000 during the third quarter of 2016 compared to the same period of 2015. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. The linked-quarter increase in non-interest income primarily related to a $1.7 million, or 29 percent, increase in brokered loan fees and a $469,000, or 19 percent, increase in service charges.

Non-interest expense for the third quarter of 2016 increased $13.1 million, or 16 percent, compared to the third quarter of 2015, and increased $544,000, or 1 percent, compared to the second quarter of 2016. The year-over-year increase is primarily related to an $8.1 million increase in salaries and employee benefits expense and a $1.4 million increase in communications and technology expense, all of which were due to general business growth. FDIC insurance assessment expense for the third quarter of 2016 increased $1.9 million compared to the same quarter in 2015 as a result of the increase in total assets from September 30, 2015 to September 30, 2016.

Stockholders’ equity increased by 9 percent from $1.5 billion at September 30, 2015 to $1.7 billion at September 30, 2016, primarily due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at September 30, 2016, our ratio of tangible common equity to total tangible assets was 7.0 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2016	2016	2016	2015	2015
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$182,492	$172,442	$159,803	$154,820	$153,856
Interest expense	15,753	15,373	15,020	12,632	11,808
Net interest income	166,739	157,069	144,783	142,188	142,048
Provision for credit losses	22,000	16,000	30,000	14,000	13,750
Net interest income after provision for credit losses	144,739	141,069	114,783	128,188	128,298
Non-interest income	16,716	13,932	11,297	11,320	11,380
Non-interest expense	94,799	94,255	86,820	87,042	81,688
Income before income taxes	66,656	60,746	39,260	52,466	57,990
Income tax expense	23,931	21,866	14,132	17,713	20,876
Net income	42,725	38,880	25,128	34,753	37,114
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$40,287	$36,443	$22,690	$32,316	$34,676

Diluted EPS	$0.87	$0.78	$0.49	$0.70	$0.75
Diluted shares	46,509,683	46,438,132	46,354,378	46,479,845	46,471,390

CONSOLIDATED BALANCE SHEET DATA
Total assets	$22,216,388	$21,080,994	$20,210,893	$18,903,821	$18,666,708
LHI	12,662,394	12,502,513	12,059,849	11,745,674	11,562,828
LHI, mortgage finance	4,961,159	5,260,027	4,981,304	4,966,276	4,312,790
Loans held for sale, at fair value	648,684	221,347	94,702	86,075	1,062
Liquidity assets	3,471,074	2,624,170	2,644,418	1,681,374	2,345,192
Securities	26,356	27,372	28,461	29,992	31,998
Demand deposits	8,789,740	7,984,208	7,455,107	6,386,911	6,545,273
Total deposits	18,145,123	16,703,565	16,298,847	15,084,619	15,165,345
Other borrowings	1,751,420	2,115,445	1,704,859	1,643,051	1,353,834
Subordinated notes	280,954	280,863	280,773	280,682	280,592
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,725,782	1,684,735	1,647,088	1,623,533	1,590,051

End of period shares outstanding	46,009,495	45,952,911	45,902,489	45,873,807	45,839,364
Book value	$34.25	$33.40	$32.61	$32.12	$31.42
Tangible book value(1)	$33.82	$32.97	$32.18	$31.69	$30.98

SELECTED FINANCIAL RATIOS
Net interest margin	3.14%	3.18%	3.13%	3.01%	3.12%
Return on average assets	0.78%	0.77%	0.53%	0.72%	0.79%
Return on average common equity	10.20%	9.65%	6.13%	8.82%	9.69%
Non-interest income to earning assets	0.32%	0.28%	0.24%	0.24%	0.25%
Efficiency ratio(2)	51.7%	55.1%	55.6%	56.7%	53.2%
Non-interest expense to earning assets	1.79%	1.91%	1.88%	1.84%	1.80%
Tangible common equity to total tangible assets(3)	7.0%	7.2%	7.3%	7.7%	7.6%
Common Equity Tier 1	7.6%	7.4%	7.5%	7.5%	7.7%
Tier 1 capital	8.8%	8.6%	8.8%	8.8%	9.1%
Total capital	11.1%	10.9%	11.1%	11.1%	11.4%
Leverage	8.4%	8.7%	9.1%	8.9%	9.1%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2016	September 30, 2015	% Change
Assets
Cash and due from banks	$117,345	$101,758	15%
Interest-bearing deposits	3,441,074	2,320,192	48%
Federal funds sold and securities purchased under resale agreements	30,000	25,000	100%
Securities, available-for-sale	26,356	31,998	(18)%
Loans held for sale, at fair value	648,684	1,062	100%
LHI, mortgage finance	4,961,159	4,312,790	15%
LHI (net of unearned income)	12,662,394	11,562,828	10%
Less: Allowance for loan losses	180,436	130,540	38%
LHI, net	17,443,117	15,745,078	11%
Mortgage servicing rights, net	15,462	—	100%
Premises and equipment, net	20,604	23,894	(14)%
Accrued interest receivable and other assets	454,116	397,631	14%
Goodwill and intangibles, net	19,630	20,095	(2)%
Total assets	$22,216,388	$18,666,708	19%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$8,789,740	$6,545,273	34%
Interest bearing	9,355,383	8,620,072	9%
Total deposits	18,145,123	15,165,345	20%

Accrued interest payable	3,124	2,694	16%
Other liabilities	196,579	160,786	22%
Federal funds purchased and repurchase agreements	81,420	103,834	(22)%
Other borrowings	1,670,000	1,250,000	34%
Subordinated notes, net	280,954	280,592	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	20,490,606	17,076,657	20%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2016 and 2015	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 46,009,912 and 45,839,781 at September 30, 2016 and 2015, respectively	460	458	—%
Additional paid-in capital	717,452	713,209	1%
Retained earnings	857,238	725,502	18%
Treasury stock (shares at cost: 417 at September 30, 2016 and 2015)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	640	890	(28)%
Total stockholders’ equity	1,725,782	1,590,051	9%
Total liabilities and stockholders’ equity	$22,216,388	$18,666,708	19%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Interest income
Interest and fees on loans	$177,724	$151,749	$501,673	$442,529
Securities	232	298	739	979
Federal funds sold	455	193	1,209	427
Deposits in other banks	4,081	1,616	11,116	4,203
Total interest income	182,492	153,856	514,737	448,138
Interest expense
Deposits	8,950	6,240	26,743	17,510
Federal funds purchased	126	56	362	217
Repurchase agreements	3	6	8	14
Other borrowings	1,730	672	4,257	1,590
Subordinated notes	4,191	4,191	12,573	12,573
Trust preferred subordinated debentures	753	643	2,203	1,892
Total interest expense	15,753	11,808	46,146	33,796
Net interest income	166,739	142,048	468,591	414,342
Provision for credit losses	22,000	13,750	68,000	39,250
Net interest income after provision for credit losses	144,739	128,298	400,591	375,092
Non-interest income
Service charges on deposit accounts	2,880	2,096	7,401	6,339
Trust fee income	1,113	1,222	3,024	3,709
Bank owned life insurance (BOLI) income	520	484	1,592	1,444
Brokered loan fees	7,581	4,885	18,090	14,394
Swap fees	918	254	2,330	3,275
Other	3,704	2,439	9,508	7,257
Total non-interest income	16,716	11,380	41,945	36,418
Non-interest expense
Salaries and employee benefits	56,722	48,583	162,904	142,611
Net occupancy expense	5,634	5,874	17,284	17,373
Marketing	4,292	3,999	12,686	12,142
Legal and professional	5,333	5,510	16,883	15,176
Communications and technology	6,620	5,180	19,228	15,905
FDIC insurance assessment	6,355	4,489	17,867	12,490
Allowance and other carrying costs for OREO	269	1	765	16
Other	9,574	8,052	28,257	23,768
Total non-interest expense	94,799	81,688	275,874	239,481
Income before income taxes	66,656	57,990	166,662	172,029
Income tax expense	23,931	20,876	59,929	61,928
Net income	42,725	37,114	106,733	110,101
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income available to common stockholders	$40,287	$34,676	$99,420	$102,788

Basic earnings per common share	$0.88	$0.76	$2.16	$2.24
Diluted earnings per common share	$0.87	$0.75	$2.14	$2.21

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2016	2016	2016	2015	2015
Allowance for loan losses:
Beginning balance	$167,397	$162,510	$141,111	$130,540	$118,770
Loans charged-off:
Commercial	9,945	15,791	8,496	4,976	2,758
Real estate	—	528	—	43	—
Consumer	40	—	—	—	—
Leases	—	—	—	—	25
Total charge-offs	9,985	16,319	8,496	5,019	2,783
Recoveries:
Commercial	2,495	4,294	1,040	2,846	388
Real estate	15	13	8	5	8
Construction	—	34	—	3	42
Consumer	5	4	7	154	9
Leases	26	—	45	11	4
Total recoveries	2,541	4,345	1,100	3,019	451
Net charge-offs	7,444	11,974	7,396	2,000	2,332
Provision for loan losses	20,483	16,861	28,795	12,571	14,102
Ending balance	$180,436	$167,397	$162,510	$141,111	$130,540

Allowance for off-balance sheet credit losses:
Beginning balance	$9,355	$10,216	$9,011	$7,582	$7,934
Provision for off-balance sheet credit losses	1,517	(861)	1,205	1,429	(352)
Ending balance	$10,872	$9,355	$10,216	$9,011	$7,582

Total allowance for credit losses	$191,308	$176,752	$172,726	$150,122	$138,122

Total provision for credit losses	$22,000	$16,000	$30,000	$14,000	$13,750

Allowance for loan losses to LHI	1.02%	0.94%	0.95%	0.84%	0.82%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.42%	1.34%	1.35%	1.20%	1.13%
Allowance for loan losses to average LHI	1.05%	1.00%	1.04%	0.92%	0.85%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.43%	1.36%	1.36%	1.21%	1.15%
Net charge-offs to average LHI(1)	0.17%	0.29%	0.19%	0.05%	0.06%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.24%	0.39%	0.25%	0.07%	0.08%
Net charge-offs to average LHI for last twelve months(1)	0.18%	0.15%	0.10%	0.07%	0.07%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.24%	0.20%	0.14%	0.10%	0.10%
Total provision for credit losses to average LHI(1)	0.51%	0.39%	0.77%	0.36%	0.36%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.70%	0.52%	1.01%	0.47%	0.48%
Combined allowance for credit losses to LHI	1.09%	1.00%	1.01%	0.90%	0.87%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.51%	1.41%	1.43%	1.28%	1.19%

Non-performing assets (NPAs):
Non-accrual loans	$169,113	$165,429	$173,156	$179,788	$109,674
Other real estate owned (OREO)	19,009	18,727	17,585	278	187
Total	$188,122	$184,156	$190,741	$180,066	$109,861

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2016	2016	2016	2015	2015

Non-accrual loans to LHI	0.96%	0.93%	1.02%	1.08%	0.69%
Non-accrual loans to LHI excluding mortgage finance loans(2)	1.34%	1.32%	1.44%	1.53%	0.95%
Total NPAs to LHI plus OREO	1.07%	1.04%	1.12%	1.08%	0.69%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.48%	1.47%	1.58%	1.53%	0.95%
Total NPAs to earning assets	0.87%	0.90%	0.97%	0.99%	0.61%
Allowance for loan losses to non-accrual loans	1.1x	1.0x	0.9x	0.8x	1.2x

Restructured loans	$—	$249	$249	$249	$249
Loans past due 90 days and still accruing(3)	$9,706	$7,743	$10,100	$7,013	$7,558

Loans past due 90 days to LHI	0.06%	0.04%	0.06%	0.04%	0.05%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.08%	0.06%	0.08%	0.06%	0.07%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At September 30, 2016, loans past due 90 days and still accruing includes premium finance loans of $7.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2016	2016	2016	2015	2015
Interest income
Interest and fees on loans	$177,724	$168,064	$155,885	$152,200	$151,749
Securities	232	246	261	275	298
Federal funds sold	455	382	372	255	193
Deposits in other banks	4,081	3,750	3,285	2,090	1,616
Total interest income	182,492	172,442	159,803	154,820	153,856
Interest expense
Deposits	8,950	8,971	8,822	7,068	6,240
Federal funds purchased	126	110	126	67	56
Repurchase agreements	3	2	3	5	6
Other borrowings	1,730	1,365	1,162	642	672
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	753	734	716	659	643
Total interest expense	15,753	15,373	15,020	12,632	11,808
Net interest income	166,739	157,069	144,783	142,188	142,048
Provision for credit losses	22,000	16,000	30,000	14,000	13,750
Net interest income after provision for credit losses	144,739	141,069	114,783	128,188	128,298
Non-interest income
Service charges on deposit accounts	2,880	2,411	2,110	1,984	2,096
Trust fee income	1,113	1,098	813	1,313	1,222
Bank owned life insurance (BOLI) income	520	536	536	567	484
Brokered loan fees	7,581	5,864	4,645	4,267	4,885
Swap fees	918	1,105	307	1,000	254
Other	3,704	2,918	2,886	2,189	2,439
Total non-interest income	16,716	13,932	11,297	11,320	11,380
Non-interest expense
Salaries and employee benefits	56,722	54,810	51,372	49,999	48,583
Net occupancy expense	5,634	5,838	5,812	5,809	5,874
Marketing	4,292	4,486	3,908	4,349	3,999
Legal and professional	5,333	6,226	5,324	6,974	5,510
Communications and technology	6,620	6,391	6,217	5,520	5,180
FDIC insurance assessment	6,355	6,043	5,469	4,741	4,489
Allowance and other carrying costs for OREO	269	260	236	6	1
Other	9,574	10,201	8,482	9,644	8,052
Total non-interest expense	94,799	94,255	86,820	87,042	81,688
Income before income taxes	66,656	60,746	39,260	52,466	57,990
Income tax expense	23,931	21,866	14,132	17,713	20,876
Net income	42,725	38,880	25,128	34,753	37,114
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$40,287	$36,443	$22,690	$32,316	$34,676

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2016			2nd Quarter 2016			1st Quarter 2016			4th Quarter 2015			3rd Quarter 2015
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$26,051	$228	3.47%	$27,097	$240	3.57%	$28,343	$254	3.60%	$29,973	$267	3.53%	$32,358	$287	3.52%
Securities - Non-taxable(2)	564	8	5.82%	564	8	5.87%	759	11	5.70%	829	12	5.74%	1,162	17	5.80%
Federal funds sold and securities purchased under resale agreements	369,215	455	0.49%	312,832	382	0.49%	304,425	372	0.49%	375,181	255	0.27%	308,822	193	0.25%
Interest-bearing deposits in other banks	3,192,141	4,080	0.51%	2,871,295	3,750	0.53%	2,649,164	3,285	0.50%	3,081,882	2,090	0.27%	2,537,033	1,616	0.25%
Loans held for sale, at fair value	430,869	3,662	3.38%	157,898	1,350	3.44%	126,084	1,094	3.49%	24,658	237	0.04	570	6	4.18%
LHI, mortgage finance loans	4,658,804	36,655	3.13%	4,412,091	33,974	3.10%	3,724,513	29,037	3.14%	3,669,022	27,846	3.01%	3,981,731	30,427	3.03%
LHI	12,591,561	137,407	4.34%	12,276,272	132,740	4.35%	11,910,788	125,754	4.25%	11,693,464	124,117	4.21%	11,302,248	121,316	4.26%
Less allowance for loan losses	168,086	—	—	164,316	—	—	141,125	—	—	130,822	—	—	118,543	—	—
LHI, net of allowance	17,082,279	174,062	4.05%	16,524,047	166,714	4.06%	15,494,176	154,791	4.02%	15,231,664	151,963	3.96%	15,165,436	151,743	3.97%
Total earning assets	21,101,119	182,495	3.44%	19,893,733	172,444	3.49%	18,602,951	159,807	3.46%	18,744,187	154,824	3.28%	18,045,381	153,862	3.38%
Cash and other assets	588,440			544,737			506,025			499,712			481,378
Total assets	$21,689,559			$20,438,470			$19,108,976			$19,243,899			$18,526,759
Liabilities and Stockholders’ Equity
Transaction deposits	$2,301,362	$1,960	0.34%	$2,207,726	$1,749	0.32%	$2,004,817	$1,381	0.28%	$2,150,740	$950	0.18%	$1,754,940	$763	0.17%
Savings deposits	6,177,681	6,228	0.40%	6,388,133	6,494	0.41%	6,335,425	6,714	0.43%	6,316,191	5,370	0.34%	5,858,381	4,616	0.31%
Time deposits	501,701	763	0.61%	486,610	727	0.60%	509,762	727	0.57%	539,421	748	0.55%	536,531	723	0.53%
Deposits in foreign branches	—	—	—%	—	—	—%	—	—	—%	—	—	—%	179,731	138	0.30%
Total interest bearing deposits	8,980,744	8,951	0.40%	9,082,469	8,970	0.40%	8,850,004	8,822	0.40%	9,006,352	7,068	0.31%	8,329,583	6,240	0.30%
Other borrowings	1,607,613	1,860	0.46%	1,411,387	1,476	0.42%	1,346,998	1,292	0.39%	1,327,087	714	0.21%	1,459,864	734	0.20%
Subordinated notes	280,895	4,191	5.94%	280,805	4,191	6.00%	280,713	4,191	6.00%	280,622	4,191	5.93%	280,532	4,191	5.93%
Trust preferred subordinated debentures	113,406	752	2.64%	113,406	735	2.61%	113,406	716	2.54%	113,406	659	2.31%	113,406	643	2.25%
Total interest bearing liabilities	10,982,658	15,754	0.57%	10,888,067	15,372	0.57%	10,591,121	15,021	0.57%	10,727,467	12,632	0.47%	10,183,385	11,808	0.46%
Demand deposits	8,849,725			7,767,693			6,730,586			6,755,615			6,621,159
Other liabilities	135,141			113,927			148,418			157,425			152,154
Stockholders’ equity	1,722,035			1,668,783			1,638,851			1,603,392			1,570,061
Total liabilities and stockholders’ equity	$21,689,559			$20,438,470			$19,108,976			$19,243,899			$18,526,759
Net interest income(2)		$166,741			$157,072			$144,786			$142,192			$142,054
Net interest margin			3.14%			3.18%			3.13%			3.01%			3.12%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.